UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 8, 2002

                      AMERICAN WATER WORKS COMPANY, INC.
              ---------------------------------------------------
              (Exact name of registrant specified in its charter)

        Delaware                      0001-03437               51-0063696
----------------------------    ----------------------    --------------------
(State or other Jurisdiction         (Commission            (I.R.S. Employer
   of Incorporation)                 File Number)         Identification No.)

 1025 Laurel Oak Road, P.O. Box 1770 Voorhees, NJ                 08043
---------------------------------------------------       --------------------
    (Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code: (856) 346-8200


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ITEM 9.  REGULATION FD DISCLOSURE.

         American Water Works Company, Inc. is furnishing herewith a copy of an employee communication relating to its proposed merger with a subsidiary of RWE. This information is attached to this Form 8-K as Exhibit 99.1.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN WATER WORKS COMPANY, INC.


                                   By: /s/ W. Timothy Pohl
                                       --------------------------------------
                                      Name:   W. Timothy Pohl
                                      Title:  General Counsel and Secretary

Date:  May 9, 2002

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                                 EXHIBIT INDEX

Exhibit No.               Description

99.1                      RWE Acquisition Update #21 dated May 8, 2002.

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                                                                 Exhibit 99.1

[Logo]                    RWE Acquisition Update #21

May 8, 2002

This is an update on the RWE/Thames transaction for American Water Associates. Future updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the "RWE Acquisition Update" database on Lotus Notes.


During the recent American Water Works Annual Shareholders' Meeting, Chairman Marilyn Ware and President and CEO Jim Barr delivered remarks that included reflections on the RWE acquisition. Excerpts of both presentations follow.


From Remarks by Marilyn Ware

"The future direction of the company was forever changed last year, and the value of our franchise was substantially affirmed, when shareholders, by an 80 percent approval rate, accepted the offer from RWE AG.

This affirmation, and the valuable and well-constructed deal price, reminds me that we have come a long way from the very first shareholder meeting of American.

By the first half of next year, we have every expectation of joining forces with multinational RWE AG, and, in fact, American Water Works people will be leading the North and South American Region of the water division. In that incredible collaboration, we will become part of a global enterprise premised on the same value upon which a much smaller company was founded. This action confirms the universal value of providing dependable water service; only this time we'll be part of a global enterprise!

The employees of American Water Works have never had such opportunities before them. As consolidation has shaped our past, so too will it fashion their future. This merger will enable our people to broaden their skills and knowledge, presenting an even wider array of operating techniques and business possibilities at the same time that they run the franchises that they run very proficiently now.

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Acquisition Update  - 2

Joining with industry leaders like RWE/Thames will deliver the additional benefits of size and reach for our customers. They will benefit from the increased capacity to attract capital at a lower cost, which presents enormous opportunities for new and greater cost efficiency.

More specifically - this transition offers new benefits for our customers gained by these new technologies of the benefits of research and development, and our new partners' global experience in service, customer satisfaction and security.

Our communities will benefit from RWE and Thames' long-term commitment to adding value in the communities they serve - and by their global commitment to preserving and enhancing the environment. We need only look at the Thames Water projects in Izmet, Turkey, to understand how broadly they define community service.

Thames built the Izmet dam, the largest privately financed water project in Turkey. The work also included a water treatment plant, which serves one million customers. The project began supplying water ahead of schedule in January 1999, and survived a strong earthquake, which devastated the region tragically seven months later in August. Despite that challenge, the water supply was interrupted for only two hours, and that while the Thames team made essential safety checks.

Sound familiar? This is exactly the type of community commitment that American Water associates are known for on our continent. We share that same ideology paired with similar strong operating proficiencies.

There are other significant overlaps. RWE is hardly new to this country. In fact, their existing employee base here is already much larger than American Water Works'. The company and its affiliates already employ more than 16,500 people in the U.S., representing roughly 10 percent of their global workforce. They own businesses throughout the nation including the Thames Water operation in Westfield, NJ, - and Pittsburgh-based Consol Energy, a multi-fuel provider that operates mines in seven states. Other RWE U.S. businesses include Turner Construction of Dallas and Kitchell Corporation in Phoenix.

When this transaction is complete, our associates will be joining a market leader with worldwide reach, but familiarity here at home. They will be part of a company with unrivaled growth potential and career opportunities that span the world.

Continued . . .

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Acquisition Update - 3

We will be part of a larger and more powerful enterprise, but one that shares our commitment to business ethics. In this area we truly speak one language and it speaks loudly to broad principles of integrity, fairness and service. It focuses on critical issues such as product quality, customer satisfaction, employee wages and benefits, and local community and environmental responsibilities.

RWE and Thames are not just market leaders - they are market shapers who raise the bar simply by joining the competition. It has taken us 50 years to get to this point in our exquisite journey. We have chosen our new traveling companions wisely, at the same time that we have maximized your investment."


From Remarks by Jim Barr

"I believe it is fair to suggest that the 12 months since we last met have been the most eventful and emotional in my history with the company.

Throughout last summer, a few of us were engaged in negotiations that led to our September 17 announcement of the agreement with RWE regarding their purchase of the common stock of our Company.

It is worth noting that those negotiations were substantially completed in New York City on Monday afternoon, September 10.

The very next morning, we all watched in horror as events unfolded that are likely to be among the most significant in our lifetimes.

As meaningful as our work had been on the RWE agreement, it became clear to all of us that it was secondary to what was happening in New York, Washington and Pennsylvania on that day.

At American Water, we quickly shifted our focus, and our hearts, to take steps in support of the rescue efforts.

Many RWE and Thames executives, who had been engaged in negotiations with us, were confined to New York -- unable to reach their families, and a very long way from home.


Continued . . .

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Acquisition Update - 4

Yet, despite the implications of these events to their own lives, they reached out to the people of American Water with heartfelt and compelling expressions of sympathy and concern.

One week later, on the day the markets reopened, the American Water/RWE transaction was announced. RWE was determined to dramatically reaffirm its confidence in the US economy - and even more significant for us - in the US regulated water industry, by announcing the first major acquisition of a US company following September 11.

From that point forward, we concentrated on the important activity of gaining shareholder and regulatory approval, while continuing to remain focused on major opportunities to substantially broaden our business.

Completing the RWE transaction as quickly and effectively as possible is critical to value creation. Anything less would not be in the best interest of shareholders, customers, and associates of American Water or the RWE organization.

Our long experience with and deep respect for the economic regulatory process continues to guide us. We knew, early on, that four significant questions - and our responses - would be the central focus of the regulatory review and approval process. Those four questions are:

1.   How will this transaction impact rates?
2.   Will our support of the communities we serve change?
3.   Will our historic commitment to water quality and service change?
4.   How will the associates of American Water be affected by the acquisition?

All logical and important questions to be addressed. And in each petition and the related testimony, RWE/Thames and American Water address each of these questions. For example . . .

In response to the first question, RWE has clearly stated -- strongly and consistently -- that it will not seek to recover the purchase price premium in rates.

In fact, there is every prospect that the ultimate price to the consumer will be lower over the long term because of RWE's access to the capital market. That is a critical resource in this capital-intensive business.

Continued . . .


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Acquisition Update - 5

RWE and Thames share American Water's long history of service in the communities where they operate. In the filings before the various state commissions, RWE and Thames have confirmed that they are prepared to extend their community commitment to the new operations in the US. They do so willingly because they know from experience that being a good corporate citizen is simply good business.

In response to the third question, RWE and Thames -- like American Water Works -- understand that customer satisfaction and water quality is the foundation for all businesses. We all share a commitment to setting new standards of service excellence.

Finally, RWE and Thames have stated repeatedly that they consider the strength of the American Water team to be one of the company's greatest assets. To tangibly express that commitment, RWE agreed - among other things -- to preserve retiree benefits and to honor all existing contracts related to employment. RWE has also stated that American Water will become the vehicle to grow and expand its water and wastewater business throughout the Americas -- headquartered in Voorhees.

It is against this backdrop that we have concentrated our energies toward gaining the regulatory approvals that will enable us to complete this transaction at the earliest possible date. And I am pleased to report that we are making excellent progress in that regard.

When we announced we had reached an agreement with RWE last September, we had regulated utility operations in 22 states. In November, when we acquired Azurix North America, we added utility operations in the state of Texas, bringing the total number of states with regulated operations to 23.

That number was reduced to 20 when we completed the divestiture of our New England properties to Kelda's Aquarion Company. Our operations in Connecticut, Massachusetts and New Hampshire were part of that divestiture and we no longer have regulated operations in those states.

Two of the 20 remaining states, Georgia and Michigan, do not regulate our utility operations. Five more states - Indiana, Iowa, Missouri, Ohio and Texas
- have determined they have no statutory jurisdiction over the RWE transaction.

Continued . . .

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Acquisition Update - 6

That leaves 13 states where appropriate regulatory proceedings were initiated.

In recent weeks we learned that the Public Utilities Commission in Hawaii approved our joint filing, as did the State Corporation Commission of Virginia and the Tennessee Regulatory Authority. That means there are now 10 states in which regulatory proceedings are underway.

While we cannot predict with any degree of certainty when the proceedings in these 10 states will be concluded, we remain optimistic that we will complete the transaction by the end of the first half of 2003, as we announced previously.

In the meantime, we are working very hard with the staff experts at each state commission to minimize the time the commission members will need to review the details of this transaction.

I can appreciate - when viewed from a distance - how the time involved to gain approval of a transaction such as the one we are engaged in, may seem extraordinary. It is, in some respects, frustrating even for those of us who spend our days occupied in regulatory utility service.

In these instances, it's important to keep in mind the shared goal of the regulated and the regulator is to achieve the proper balance of interests for investors and customers. There are times when both may need to step back from the process to make certain it continues to produce the intended outcome.

I remain convinced that regulation is a source of discipline that is valuable to the delivery of reliable water service. In fact, I believe that expanding economic regulation to all water service in the US would enhance the industry's performance.

There is an urgency to complete the RWE transaction expeditiously -- and that sense of urgency is linked to the future of effective economic regulation.

If you believe in the regulated water service model, as I do, I suggest that the RWE transaction is a showcase to expand its application. The essence of RWE's investment decision lies in its belief that water service privatization will significantly grow in the US market. In fact, the value RWE sees in American Water is our position in the US market and the prospect for that position to be expanded.

Continued . . .

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Acquisition Update - 7

It was a reaffirmation of our commitment to this model that fundamentally served as a benchmark for our willingness to join forces with RWE and its Thames Water operations. It is the next logical step in our Company's evolution."